Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the registrant    __X__


         Filed by a party other than the registrant  _____

         Check the appropriate line:

                  Preliminary proxy statement
         ---
          X       Definitive proxy statement
         ---
                  Definitive additional materials
         ---
                  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
         ---

                                  Staples, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                  Staples, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate line):

                  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         ---      14a-6(j)(2).

                  $500 per each party to the controversy pursuant to Exchange
         ---      Act Rule 14a-6(i)(3).

                  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         ---      and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2)  Aggregate number of securities to which transaction applies:

                    ---------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

                    ---------------------------------------------------

               (4)  Proposed maximum aggregate value of transaction:

                    ---------------------------------------------------


                  Check if any part of the fee is offset as provided by Exchange --- Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of
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


                                  STAPLES, INC.
                               One Research Drive
                        Westborough, Massachusetts 01581


               Notice of Annual Meeting of Stockholders to be Held
                            on Thursday, June 4, 1998

     The Annual Meeting of Stockholders of Staples, Inc. will be held at Fleet Bank, 8th Floor Conference Center, 75 State Street, Boston, Massachusetts, on Thursday, June 4, 1998 at 2:00 p.m., local time, to consider and act upon the following matters:

     (1) To elect four Class 1 Directors to serve for a three-year term expiring at the 2001 Annual Meeting of Stockholders.

     (2)  To approve Staples' 1998 Employee Stock Purchase Plan.

     (3)  To approve Staples' Executive Officer Incentive Plan.

     (4) To ratify the selection of Ernst & Young LLP as Staples' independent auditors for the current fiscal year.

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 6, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books will remain open.

                                    By Order of the Board of Directors,


                                    Peter M. Schwarzenbach,
                                    Secretary


Westborough, Massachusetts
April 20, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.


"STREET NAME" HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                                  STAPLES, INC.
                               One Research Drive
                        Westborough, Massachusetts 01581


                                 PROXY STATEMENT

                     for the Annual Meeting of Stockholders
                                 on June 4, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staples, Inc. for use at the Annual Meeting of Stockholders to be held on June 4, 1998 and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary or by voting in person at the Annual Meeting.

     At the close of business on April 6, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 255,769,574 shares of Common Stock (constituting all of the voting stock of Staples). Holders of Common Stock are entitled to one vote per share. All references in this Proxy Statement to historical transactions in Common Stock reflect the three-for-two stock splits effected in the form of 50% stock dividends distributed on July 24, 1995, March 25, 1996, and January 30, 1998.

     Staples' Annual Report for the fiscal year ended January 31, 1998 was mailed to stockholders, along with these proxy materials, on or about April 20, 1998.



                                 VOTES REQUIRED


     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the 1998 Employee Stock Purchase Plan, the Executive Officer Incentive Plan and the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote cast on such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be counted as a vote cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting for election of Directors, approval of the 1998 Employee Stock Purchase Plan, approval of the Executive Officer Incentive Plan, or ratification of the selection of Ernst & Young LLP as Staples' independent auditors.

                              ELECTION OF DIRECTORS


     Staples' Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). The persons named in the enclosed proxy will vote to elect W. Lawrence Heisey, James L. Moody, Jr., Martin Trust and Paul F. Walsh as Class 1 Directors for a term expiring at the 2001 Annual Meeting, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of Messrs. Heisey, Moody, Trust and Walsh is currently a Class 1 Director of Staples. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS.


                  APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that the continued growth and profitability of Staples depends, in large part, upon the ability of Staples to maintain a competitive position in attracting and retaining quality personnel. Staples has had an employee stock purchase plan since 1990, and it has been an integral component of the benefit package for all associates. The current 1994 Employee Stock Purchase Plan will expire on October 31, 1998. Accordingly, on March 6, 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Employee Stock Purchase Plan (the "1998 Stock Purchase Plan").

     The following is a brief summary of the provisions of the 1998 Stock Purchase Plan.

     An aggregate of 4,000,000 shares of Common Stock may be issued pursuant to the 1998 Stock Purchase Plan. The 1998 Stock Purchase Plan, which is implemented through offerings, each approximately six months in length (the Board may specify a shorter period, or a longer period of twelve months or less), provides eligible associates with the opportunity to purchase shares of Staples' Common Stock at a discounted price. The first offering will commence on November 2, 1998 and will terminate on June 30, 1999, and it is anticipated that subsequent offerings will be six months in duration.

     Each associate of Staples and its eligible subsidiaries, including an officer or director who is also an employee, is eligible to participate in the 1998 Stock Purchase Plan, provided he or she (i) is employed by Staples or any eligible subsidiary on the applicable offering commencement date, (ii) is customarily employed by Staples or any eligible subsidiary for more than 20 hours per week and for more than five months in a calendar year, and (iii) has been employed by Staples or any eligible subsidiary for at least three months prior to enrolling in the 1998 Stock Purchase Plan. An employee may elect to have up to a maximum of 10% withheld from his or her base pay for purposes of purchasing shares under the 1998 Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the fair market value of the Common Stock on the date that the offering commences or (ii) 85% of the fair market value of the Common Stock on the date that the offering terminates.

     The 1998 Stock Purchase Plan is administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors. The Board and the Compensation Committee have the authority to make rules and regulations for the administration of the 1998 Stock Purchase Plan. Pursuant to the terms of the 1998 Stock Purchase Plan, the Board has appointed the Compensation Committee to administer certain aspect of the 1998 Stock Purchase Plan. The Board may at any time terminate or amend the 1998 Stock Purchase Plan, except that (a) if the approval of any such amendment by the stockholders of Staples is required by
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the 1998 Stock Purchase Plan to fail to comply with

Section 423 of the Code. The 1998 Stock Purchase Plan contains provisions relating to the disposition of options in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving Staples.

     As of March 1, 1998, approximately 25,909 associates would have been eligible to participate in the 1998 Stock Purchase Plan.

     The purchase of shares under the 1998 Stock Purchase Plan is discretionary, and Staples cannot now determine the number of shares to be purchased in the future by any particular person or group.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1998 Stock Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 1998 Stock Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of: (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period. Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than 18 months and at a maximum rate of 28% if held more than one year but less than 18 months.

     Tax Consequences to the Company. The offering of Common Stock under the 1998 Stock Purchase Plan will have no tax consequences to Staples. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1998 Stock Purchase Plan will have any tax consequences to Staples except that Staples will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

                  APPROVAL OF EXECUTIVE OFFICER INCENTIVE PLAN

     In March 1998, the Board of Directors adopted, subject to approval of the stockholders of Staples, the Executive Officer Incentive Plan (the "Incentive Plan"). The Incentive Plan, which is similar to executive bonus plans adopted by the Staples' Board of Directors in recent years, provides for the payment of annual cash bonus awards to executive officers of Staples based on the performance of Staples or its business units against specific performance criteria established for that year. The Board of Directors believes that the Incentive Plan is in the best interests of Staples and its stockholders because it will help align the interests of Staples' executive officers with those of Staples' stockholders, motivate high levels of performance by Staples' executive officers, recognize and reward efforts and contributions made by Staples' executive officers to the Company's success, and help Staples to attract and retain talented executive officers.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), certain executive compensation in excess of $1 million per year paid to the Chief Executive Officer or any of the other four most highly compensated executive officers of a public company is generally not deductible for federal income tax purposes unless such compensation is paid under a performance-based plan that is approved by the company's stockholders and satisfies certain other criteria. The Board of Directors is submitting the Incentive Plan for stockholder approval, and has specifically conditioned implementation of the Incentive Plan on such stockholder approval, in order to permit Staples to avail itself of the performance-based compensation exception to the provisions of
Section 162(m) of the Code.

Summary of the Incentive Plan

     Set forth below is a summary of the principal terms of the Incentive Plan. This summary is qualified in all respects by reference to the full text of the Incentive Plan, a copy of which is available upon request from the Secretary of Staples and is on file with the Securities and Exchange Commission as an exhibit to Staples' Annual Report on Form 10-K for fiscal 1997.

Term of Plan
------------

     The Incentive Plan will cover five fiscal years, beginning with the fiscal year ending January 30, 1999 and ending with the fiscal year ending February 1, 2003. Each such fiscal year is referred to herein as a "Plan Year".

Administration
--------------

     The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have broad authority for determining target bonuses and selecting performance criteria, as described below, for adopting rules and regulations relating to the Incentive Plan, and for making decisions and interpretations regarding the provisions of the Incentive Plan and the satisfaction of performance criteria and the payment of bonuses under the Incentive Plan.

Eligibility
-----------

     Each executive officer of Staples, within the meaning of the rules and regulations promulgated by the SEC, will be eligible to participate in the Incentive Plan. Unless specifically determined otherwise by the Compensation Committee, an executive officer whose employment terminates prior to the end of a Plan Year, other than as a result of permanent disability, death or retirement, will not be eligible to receive a bonus award under the Incentive Plan for that Plan Year.

Determination of Bonus Awards
-----------------------------

         Each executive officer will have a target bonus award (a "Target Award") for each Plan Year. Target Awards will be expressed as a percentage of the actual base salary paid to the executive officer during that Plan Year. The percentages will be determined by the Compensation Committee based upon the executive officer's job level and responsibilities and may vary for different officers and/or business units.

     Within 90 days after the beginning of each Plan Year, the Compensation Committee will establish specific performance criteria for the payment of bonus awards for that Plan Year. The performance criteria for each Plan Year will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels. The Committee may determine that special one-time or extraordinary gains and/or losses should or should not be included in the calculation of such measures. In addition, customer service target levels will be based on pre-determined tests of customer service levels such as scores on blind test ("mystery") shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), and delivery response levels. The Compensation Committee believes that disclosure of further detail concerning the performance criteria for each Plan Year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

     For each Plan Year, a specified percentage of each bonus award will be based upon each of the performance criteria selected by the Compensation Committee for that Plan Year. For each of the performance criteria, a specified percentage of the portion of the bonus award that is based on that particular performance criteria will be paid, dependent upon the performance of the Company as measured against such performance criteria.

     The maximum bonus award payable to an executive officer for any Plan Year will be $2 million. In addition, the Committee presently intends to limit bonus awards to 200% of an executive's Target Award.

                               Example Calculation
                               -------------------

     The following example illustrates how bonus awards under the Incentive Plan might be determined for a particular Plan Year for a hypothetical Executive Officer with a base salary of $150,000:

     Target Award - Executive Officer is eligible for a Target Award of 50% of his/her base salary for that Plan Year. As the actual base salary of Executive Officer for that Plan Year is $150,000, his/her Target Award is $75,000.

     Performance Criteria - The Compensation Committee establishes the following performance criteria for that Plan Year:

     o the performance criteria shall be customer service and earnings per share;

     o 10% of the bonus award shall be based upon customer service and 90% shall be based upon earnings per share;

     o the percentage of the portion of the bonus award attributable to customer service performance shall range from 25% of such portion of the Target Award if 90% of the customer service target is achieved to 200% of such portion of the Target Award if 110% or more of the customer service target is achieved (with no payment of such portion of the Target Award if less than 90% of the customer service target is achieved); and

     o the percentage of the portion of the bonus award attributable to earnings per share performance shall range from 25% of such portion of the Target Award if 90% of the earnings per share target is achieved to 200% of such portion of the Target Award if 110% or more of the earnings per share target is achieved (with no payment of such portion of the Target Award if less than 90% of the earnings per share target is achieved).

     Results - For that Plan Year, Staples achieves 110% of its customer service target and 100% of its earnings per share target.

     Calculation of Bonus Award - Based on customer service performance, Executive Officer receives a bonus award of $15,000, calculated by multiplying $7,500 (10% of his Target Award) by 200% (the percentage payment corresponding to achievement of 110% of target customer service). Based on earnings per share performance, Executive Officer receives a bonus award of $67,500, calculated by multiplying $67,500 (90% of his Target Award) by 100% (the percentage payment corresponding to achievement of 100% of target earnings per share), for a total bonus award of $82,500.

     No bonus awards have been paid under the Incentive Plan to date. The amount of the bonus awards payable to Incentive Plan participants in the future for any Plan Year is not currently determinable because Staples' performance against the performance criteria for any Plan Year is not now determinable.

Amendments and Termination
--------------------------

     The Incentive Plan may be amended or terminated by either the Board of Directors or the Compensation Committee, provided that (i) no amendment or termination of the Incentive Plan after the end of a Plan Year may adversely affect the rights of executive officers with respect to their bonus awards for that Plan Year, and (ii) no amendment which would require stockholder approval under Section 162(m) of the Code may be effected without such stockholder approval.

Federal Income Tax Consequences
-------------------------------

     Payments received by executive officers under the Incentive Plan will be income subject to tax at ordinary income rates when received. Since the Incentive Plan is intended to comply with the requirements of Section 162(m) of the Code, if the Plan is approved by stockholders at the Annual Meeting, Staples will be entitled to deduct all bonus payments made in accordance with the terms of the Incentive Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE OFFICER INCENTIVE PLAN.



                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as Staples' independent auditors for the current fiscal year. Ernst & Young LLP has served as Staples' independent auditors since Staples' inception. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.


                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


     All costs of solicitation of proxies will be borne by Staples. In addition to solicitations by mail, Staples' Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Staples has also engaged Corporate Investor Communications, Inc. ("CIC") to solicit proxies on behalf of Staples. For these services, Staples will pay CIC a fee of $7,000 plus reimbursement of its reasonable out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Staples will reimburse them for their out-of-pocket expenses in this connection.

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders should be directed to the Corporate Secretary at One Research Drive, Westborough, Massachusetts, 01581, and must be received not later than December 20, 1998 for inclusion in the proxy statement for that meeting.


THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR
  NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE
   ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY
      FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE
         APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR
         STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth the beneficial ownership of Staples' Common Stock as of March 15, 1998 (i) by each person who is known by Staples to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each Director, (iii) by each of the Senior Executives named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all current Directors and executive officers as a group:



                                          Number of Shares     Percentage of
                                            Beneficially     Outstanding Common
Beneficial Owner                             Owned (1)            Stock (2)
----------------                             ---------            ---------

5% Stockholders
---------------

FMR Corp. (3)                                 36,418,840               14.3%
82 Devonshire Street
Boston, MA  02109

Directors
---------

Thomas G. Stemberg (4)                         4,272,624               1.7%
Martin Trust (5)                               2,816,129               1.1%
Robert C. Nakasone (6)                           474,315                 *
Rowland T. Moriarty (7)                          392,810                 *
W. Mitt Romney (8)                               295,718                 *
Paul F. Walsh (9)                                208,730                 *
Mary Elizabeth Burton (10)                       110,552                 *
W. Lawrence Heisey (11)                           42,509                 *
James L. Moody, Jr. (12)                          30,562                 *
Basil L. Anderson                                  9,000                 *

Other Senior Executives
-----------------------

John C. Bingleman (13)                           505,127                 *
John J. Mahoney                                  109,815                 *
Ronald L. Sargent (14)                           414,215                 *
Joseph S. Vassalluzzo (15)                       892,268                 *

All current Directors and Executive           10,941,685               4.2%
Officers as a group  (22 persons) (16)

-----------------

  *  Less than 1%

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Each person or entity listed is deemed to beneficially own shares issuable upon the exercise of stock options that are exercisable within 60 days after March 15, 1998 ("Presently Exercisable Options").

 (2) Number of shares deemed outstanding includes 254,759,494 shares outstanding as of March 15, 1998 and any shares subject to Presently Exercisable Options held by the person or entity in question.

 (3) Based on a Schedule 13G filed with the Securities and Exchange Commission as of February 11, 1998.

 (4) Includes 3,795 shares owned by Mr. Stemberg's wife. Also includes 2,166,405 shares subject to Presently Exercisable Options.

 (5) Includes 2,626,396 shares owned by Trust Investments, Inc., with which Mr. Trust is affiliated. Mr. Trust has shared investment and voting control of these shares. Also includes 11,389 shares held by Mr. Trust's wife. Also includes 102,419 shares subject to Presently Exercisable Options.

 (6) Includes 140,387 shares subject to Presently Exercisable Options.

 (7) Includes 42,014 shares held by trusts for the benefit of Mr. Moriarty's children and 32,143 shares owned by Cubex Corporation, of which Mr. Moriarty is Chairman and Chief Executive Officer. Mr. Moriarty is not a trustee of the trusts for the benefit of his children . Also includes 140,387 shares subject to Presently Exercisable Options.

 (8) Includes 127,731 shares subject to Presently Exercisable Options. Also includes 140,482 shares subject to Presently Exercisable Options granted to Bain & Co., Inc., of which Mr. Romney is a director.

 (9) Includes 197,341 shares subject to Presently Exercisable Options.

(10) Comprised of 110,552 shares subject to Presently Exercisable Options.

 (11) Includes 34,916 shares subject to Presently Exercisable Options.

 (12) Includes 15,375 shares subject to Presently Exercisable Options.

 (13) Includes 450,562 shares subject to Presently Exercisable Options.

 (14) Includes 293,329 shares subject to Presently Exercisable Options.

 (15) Includes 751,278 shares subject to Presently Exercisable Options.

 (16) Includes 4,831,923 shares subject to Presently Exercisable Options.


                   DIRECTORS AND EXECUTIVE OFFICERS OF STAPLES


     Set forth below are the names and certain information with respect to each current Director and executive officer of Staples.

Nominees To Serve As Directors For A Three-Year Term Expiring At The 2001 Annual Meeting (Class 1 Directors)


                                                                             Served as
                                                                             Director
Name, Age, Principal Occupation or Employment and Other Directorships        Since
---------------------------------------------------------------------        ---------
W. Lawrence Heisey,  age 67 ...........................................         1994
   Chairman Emeritus of Harlequin  Enterprises Ltd. of Toronto,  Canada,
   a publishing company,  since July 1990.  Mr. Heisey was a Director of The Business  Depot,  Ltd.  prior to its  acquisition  by Staples in August 1994.


James L. Moody, Jr., age 66 .............................................       1995
   Chairman of the Board of Hannaford Bros. Co., a food retailer,  from
   May 1984 until his retirement in May 1997. Mr. Moody is a Director of UNUM  Corporation,  IDEXX  Laboratories,  Inc.,  Penobscot Shoe Co.,
   and Empire Company  Limited,  a publicly traded Canadian  company.
   He is also a Trustee of Colonial Group mutual funds.

Martin Trust, age 63  ...................................................       1987
   President and Chief Executive Officer of Mast Industries, Inc., a
   contract manufacturer,  importer and wholesaler of women's apparel, and wholly-owned  subsidiary of The Limited,  Inc., since 1970.
   Mr. Trust is also a Director of The Limited, Inc.

Paul F. Walsh, age 48  ..................................................       1990
   President and Chief Executive Officer of Wright Express Corporation,
   an information and financial services company, since February 1995.
   From January 1990 to February 1995, Mr. Walsh was Chairman of BancOne
   Investors Services Corporation, a financial services company. He is also a
   Director of Intelligent Controls, Inc.


Directors Serving A Term Expiring At The 1999 Annual Meeting
(Class 2 Directors)

                                                                              Served as
                                                                              Director
Name, Age, Principal Occupation or Employment and Other Directorships         Since
---------------------------------------------------------------------         ---------

Mary Elizabeth Burton, age 46 ...........................................       1993
   Chairman and Chief Executive Officer of BB Capital, Inc., an investment company, since January 1994. From July 1992 to January 1994, Ms. Burton was
   Chairman and Chief Executive Officer of Supertans, Inc., a chain of tanning salons. She is also a Director of Gantos, Inc.

Rowland T. Moriarty, age 51 ..............................................      1986
   Chairman and Chief Executive Officer of Cubex Corporation, a consulting company, since 1981. Mr. Moriarty was a professor at Harvard Business
   School from September 1982 to September 1992. He is also a Director of
   Trammel Crow Company.

W. Mitt Romney, age 51 ...................................................      1986
   Chief Executive Officer of Bain Capital, Inc., a firm that manages certain venture capital funds, since May 1992. Mr. Romney has been a general partner and the managing partner of each of Bain Capital Partners and Bain
   Venture Capital, both general partners of venture capital limited partnerships, since September 1984 and October 1987, respectively. He served as Chief Executive Officer of Bain & Company, Inc., a management consulting firm, from 1991 to 1993, and now serves as a director of such firm. Mr. Romney is also a Director of Marriott International, Inc. and

   The Sports Authority, Inc.


Directors Serving A Term Expiring At The 2000 Annual Meeting (Class 3 Directors)


                                                                              Served as
                                                                              Director
Name, Age, Principal Occupation or Employment and Other Directorships         Since
---------------------------------------------------------------------         ---------
Basil L. Anderson, age 53 ................................................      1997
   Executive Vice President - Finance and Chief Financial Officer of Campbell
   Soup Company, a food products manufacturer, since April 1996. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice
   President and Chief Financial Officer from February 1993 to December 1995.

Robert C. Nakasone, age 50 ...............................................      1986
   Chief Executive Officer of Toys "R" Us, Inc., a retail store chain, since
   February 1998. Previously, Mr. Nakasone served in other positions with that company including President and Chief Operating Officer from January 1994 to February 1998 and Vice Chairman and President of Worldwide Toy Stores
   from January 1989 to January 1994. Mr. Nakasone is also a Director of
   Toys "R" Us.

Thomas G. Stemberg, age 49 ...............................................      1986
   Chairman of the Board of Directors and Chief Executive Officer of Staples
   since February 1988. Mr. Stemberg is also a Director of PETsMART, Inc.


Executive Officers

     In addition to Mr. Stemberg, the following are the executive officers of
Staples:

John C. Bingleman, age 55
     Mr. Bingleman has served as President - Staples International since February 1997. Prior to that he was President - North American Superstores from August 1994 to February 1997. Mr. Bingleman was President of The Business Depot, Ltd. from its founding in 1990 until its acquisition by Staples in August 1994.

Richard R. Gentry, age 48
     Mr. Gentry has served as Executive Vice President - Merchandising since February 1996. Prior to joining Staples, Mr. Gentry was with Lechmere, Inc. from 1987 to January 1996 where he served as Executive Vice President Merchandising from 1993 to January 1996.

Edward C. Harsant, age 53
     Mr. Harsant has served as President - Business Depot since January 1995. Prior to joining Staples, Mr. Harsant was with K-Mart Corp. where he served as Vice President Merchandise from October 1991 to December 1994.

Susan S. Hoyt, age 54
     Ms. Hoyt has served as Executive Vice President - Human Resources since July 1996. Prior to joining Staples, Ms. Hoyt was with Dayton Hudson Department Stores, a clothing retailer in Minneapolis, Minnesota, where she served as Executive Vice President of Store Operations from 1993 to 1996.

Jeffrey L. Levitan, age 43
     Mr. Levitan has served as Senior Vice President - Strategic Planning and Business Development since August 1996. From 1988 to 1996, he was with The Boston Consulting Group where he served as a strategic management consultant.

Jeanne B. Lewis, age 34
     Ms. Lewis has served as Senior Vice President - Marketing since February 1998. Prior to that she served in various capacities since joining Staples in April 1993, including Senior Vice President - Marketing and Small Business from April 1997 to February 1998, Vice President/Divisional Merchandise Manager from 1996 to April 1997, Director of Operations and Director of Sales and Marketing from 1994 to 1996, and Marketing Manager from 1993 to 1994.

Brian T. Light, age 34
     Mr. Light has served as Senior Vice President and Chief Information Officer since February 1998. From 1986 to January 1998, he was an associate partner at Andersen Consulting where he served as a business and technology consultant.


John J. Mahoney, age 46
     Mr. Mahoney has served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer since October 1997. Prior to that he was Executive Vice President and Chief Financial Officer from September 1996 to October 1997. From June 1996 to August 1996, Mr. Mahoney was Executive Vice President and Chief Financial Officer at Hill, Holliday, Connors, Cosmopulos, an advertising agency. Prior to joining Hill, Holliday, Mr. Mahoney was a partner with Ernst & Young LLP, where he served in various capacities in its accounting and auditing groups from 1975 to June 1996.

Robert K. Mayerson, age 41
     Mr. Mayerson has served as Senior Vice President and Corporate Controller since September 1997. He joined Staples in August 1993, and from that time until April 1997 he served as Vice President and Treasurer. Thereafter, from April 1997 to September 1997, he served as Senior Vice President and Treasurer.

James C. Peters, age 36
     Mr. Peters has served as President - U.S. Stores since March 1998. Previously he served as Executive Vice President - U.S. Stores from September 1997 to March 1998. Prior to joining Staples, Mr. Peters was with Office Depot, Inc. where he served as Senior Vice President, Western Division from 1993 to September 1997.

Ronald L. Sargent, age 42
     Mr. Sargent has served as President, North American Operations since October 1997. Prior to that he served in various capacities since joining Staples in 1989, including President - Staples Contract & Commercial from June 1994 to October 1997, and Vice President - Staples Direct and Executive Vice President - Contract & Commercial from September 1991 until June 1994.

Joseph S. Vassalluzzo, age 50
     Mr. Vassalluzzo has served as President, Realty and Development since October 1997. Prior to that he served in various capacities since joining Staples in September 1989, including President - Staples Realty from September 1996 to October 1997, Executive Vice President - Growth and Development from November 1993 to September 1996, and Executive Vice President - Growth and Support Services April 1993 until November 1993.

     Staples' Chairman of the Board of Directors is elected by the Board of Directors for a one-year term and serves at the discretion of the Board. All other executive officers of Staples are appointed annually by the Board of Directors and serve at the Board's discretion. No family relationships exist between any of the executive officers or Directors of Staples.


Board and Committee Meetings


     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. Committee membership as of the record date was as follows:

     Audit Committee                             Compensation Committee
     ---------------                             ----------------------
     Paul F. Walsh, Chairman                     Robert C. Nakasone, Chairman
     Basil L. Anderson                           W. Lawrence Heisey
     Mary Elizabeth Burton                       Martin Trust

     Corporate Governance Committee              Executive Committee
     ------------------------------              -------------------
     Rowland T. Moriarty, Chairman               Robert C. Nakasone
     James L. Moody, Jr.                         W. Mitt Romney
     W. Mitt Romney                              Thomas G. Stemberg

     The Audit Committee provides the opportunity for direct contact between Staples' independent auditors and the Board. This Committee reviews the auditors' performance in the annual audit and in assignments unrelated to the audit, reviews auditors' fees, discusses Staples' internal accounting control policies and procedures and considers and recommends the selection of Staples' independent auditors. The Audit Committee met five times during the fiscal year ended January 31, 1998. Mr. Moody was a member of the Audit Committee until August 1997. Mr. Anderson joined the Audit Committee in August 1997.

     The Compensation Committee sets the compensation levels of executive officers (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs, administers Staples' stock option, stock purchase and other employee benefit plans and authorizes option and restricted stock grants under the 1992 Equity Incentive Plan and option grants under the 1997 United Kingdom Company Share Option Scheme. The Compensation Committee met four times during the fiscal year ended January 31, 1998.

     The Corporate Governance Committee provides recommendations to the Board regarding nominees for Director, membership on the Board committees, and succession matters for the Chief Executive Officer. This Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for Director should submit recommendations to the Secretary who will forward them to the Corporate Governance Committee for consideration. The Corporate Governance Committee met three times during the fiscal year ended January 31, 1998. Leo Kahn, Chairman Emeritus, was a member of the Corporate Governance Committee until August 1997. Mr. Moody joined the Corporate Governance Committee in August 1997.

     The Executive Committee of the Board of Directors is authorized, with certain exceptions, to exercise all of the powers of the Board in the management and affairs of Staples. It is intended that the Executive Committee shall take action only when reasonably necessary to expedite Staples' interests between regularly scheduled Board meetings. The Executive Committee met once during the fiscal year ended January 31, 1998.

     The Board of Directors met ten times during the fiscal year ended January 31, 1998. Each incumbent Director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she then served.


Director Compensation

     Each non-employee Director receives a fee of $1,000 for each Board of Directors meeting attended and $300 for each Committee meeting attended. All Directors are reimbursed for certain company-related travel expenses.


     The 1990 Director Stock Option Plan of Staples (the "Director Plan") provides for a grant to each non-employee Director, upon his or her initial election as a Director, of an option to purchase 10,000 shares of Common Stock. Accordingly, on August 26, 1997, Mr. Anderson was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $16.13 per share (10,000 shares at an exercise price of $24.19 before adjustment for the January 30, 1998 stock split).

     The Director Plan also provides for the annual grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director who attends during a fiscal year at least 75% of the total number of Board of Directors meetings held while he or she was a Director (excluding meetings held by telephone conference on less than seven days notice) and meetings of committees of the Board of Directors on which he or she then served during the fiscal year. The Director Plan provides for a pro rata reduction in the number of shares subject to the option granted to a Director for the fiscal year in which he or she was initially elected to the Board based on the number of Board meetings held during the fiscal year prior to his or her election to the Board. With respect to the fiscal year ended January 31, 1998, on March 6, 1998 each of Ms. Burton and Messrs. Heisey, Moody, Moriarty, Nakasone, Romney, Trust and Walsh was granted an option to purchase 5,000 shares of Common Stock, and Mr. Anderson was granted an option to purchase 3,000 shares of Common Stock, each at an exercise price of $23.25 per share.


     All stock options under the Director Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant, and become exercisable on a cumulative basis in four equal annual installments, commencing on the first anniversary of the date of grant. In the event of a

"Change in Control" of Staples (as defined in the Director Plan), all options outstanding under the Director Plan automatically become exercisable in full, unless the Board of Directors expressly determines that the "Change in Control" provisions of the Director Plan should not be triggered. An optionee generally may exercise an option granted under the Director Plan, to the extent exercisable, only while he or she is a Director of Staples and for up to six months thereafter. Unexercised options expire ten years after the date of grant.


Executive Compensation

Summary Compensation


     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of Staples' Chief Executive Officer and Staples' four other most highly compensated executive officers during the fiscal year ended January 31, 1998 (the "Senior Executives").


                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                            Long Term
                                  Annual Compensation (1)                  Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                                       Common
        Name and          Fiscal                                      Restricted        Stock        All Other
   Principal Position      Year       Salary         Bonus (2)       Stock Awards      Options     Compensation
                                                                                       (#) (3)           (4)
-----------------------------------------------------------------------------------------------------------------
Thomas G. Stemberg         1997     $587,500        $446,172        $1,543,434 (5)   240,000          $3,620
  Chairman and CEO         1996      447,917         414,315         1,216,875 (6)   240,000             --
                           1995      422,916         280,730               --        320,625             --
-----------------------------------------------------------------------------------------------------------------
John C. Bingleman          1997     $385,883 (7)    $215,555           --      (8)      --  (8)       $2,756
  President-Staples        1996      356,609 (9)     243,065        $  774,375 (10)  172,500             --
  International            1995      327,892 (11)    120,015               --        155,250          20,905 (12)

-----------------------------------------------------------------------------------------------------------------
John J. Mahoney            1997     $395,834        $220,160        $1,033,614 (13)  220,000             --
  Exec. Vice President     1996      171,243         251,210 (14)      774,375 (15)  232,500             --
  & Chief Administrative   1995        --               --                 --           --               --
  Officer
-----------------------------------------------------------------------------------------------------------------
Ronald L. Sargent          1997     $392,084        $218,235        $1,005,552 (16)  250,000          $1,107
  President, North         1996      302,775         208,257           774,375 (17)  172,500             --
  American Operations      1995      241,250         183,597               --        111,375             --
-----------------------------------------------------------------------------------------------------------------
Joseph S. Vassalluzzo      1997     $391,250        $198,007        $  776,394 (18)  146,875          $1,484
  President, Realty        1996      312,500         193,347           553,125 (19)  105,000             --
  and Development          1995      283,333         125,503               --         56,250             --
-----------------------------------------------------------------------------------------------------------------

 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive for each year shown

 (2) Except as noted below, represents amounts paid under Staples' executive bonus plan for the relevant fiscal year.

 (3) Amounts reflect the three-for-two stock splits effected on March 25, 1996 and January 30, 1998, as applicable.

 (4) Except as noted below, represents the full dollar amount of insurance premiums paid by Staples with respect to life insurance for the benefit of the Senior Executive.

 (5) On October 1, 1997, Mr. Stemberg was awarded 82,500 shares of Performance Accelerated Restricted Stock ("PARS") with a per share value of $18.7083. As of January 31, 1998, these restricted shares owned by Mr. Stemberg had a total value of $1,499,025. See "Performance Accelerated Restricted Stock Awards."

 (6) On October 1, 1996, Mr. Stemberg was awarded 82,500 shares of PARS with a per share value of $14.75. As of January 31, 1998, these restricted shares owned by Mr. Stemberg had a total value of $1,499,025. See "Performance Accelerated Restricted Stock Awards."

 (7) Includes payment of $25,420 paid to Mr. Bingleman by Staples' Canadian subsidiary, The Business Depot, Ltd.

 (8) Mr. Bingleman was not granted options or PARS during fiscal 1997 as a result of his assumption of new responsibilities for international operations. Staples is developing a long-term compensation strategy for certain international executives, including Mr. Bingleman, that is expected to be implemented during fiscal 1998.

 (9) Includes payment of $25,993 paid to Mr. Bingleman by Staples' Canadian subsidiary, The Business Depot, Ltd.

(10) On October 1, 1996, Mr. Bingleman was awarded 52,500 PARS shares with a per share value of $14.75. As of January 31, 1998, these restricted shares owned by Mr. Bingleman had a total value of $953,925. See "Performance Accelerated Restricted Stock Awards."

(11) Includes payment of $25,530 paid to Mr. Bingleman by Staples' Canadian subsidiary, The Business Depot, Ltd.

(12) Reimbursement of relocation expenses.

(13) On October 1, 1997, Mr. Mahoney was awarded 55,249 shares of PARS with a per share value of $18.7083. As of January 31, 1998, these restricted shares owned by Mr. Mahoney had a total value of $1,003,874. See "Performance Accelerated Restricted Stock Awards."

(14) Mr. Mahoney joined Staples in September 1996. Bonus payment for 1996 included a payment of $134,517 pursuant to Mr. Mahoney's offer of employment.

(15) On October 1, 1996, Mr. Mahoney was awarded 52,500 shares of PARS with a per share value of $14.75. As of January 31, 1998, these restricted shares owned by Mr. Mahoney had a total value of $953,925. See "Performance Accelerated Restricted Stock Awards."

(16) On October 1, 1997, Mr. Sargent was awarded 53,749 shares of PARS with a per share value of $18.7083. As of January 31, 1998, these restricted shares owned by Mr. Sargent had a total value of $976,619. See "Performance Accelerated Restricted Stock Awards."

(17) On October 1, 1996, Mr. Sargent was awarded 52,500 PARS shares with a per share value of $14.75. As of January 31, 1998, the restricted shares owned by Mr. Sargent had a total value of $953,925. See "Performance Accelerated Restricted Stock Awards."

(18) On October 1, 1997, Mr. Vassalluzzo was awarded 41,500 shares of PARS with a per share value of $18.7083. As of January 31, 1998, these restricted shares owned by Mr. Vassalluzzo had a total value of $754,055. See "Performance Accelerated Restricted Stock Awards."

(19) On October 1, 1996, Mr. Vassalluzzo was awarded 37,500 PARS shares with a per share value of $14.75. As of January 31, 1998, the restricted shares owned by Mr. Vassalluzzo had a total value of $681,375. See "Performance Accelerated Restricted Stock Awards."


Performance Accelerated Restricted Stock ("PARS") Awards


     In order to maintain Staples' high risk-high reward philosophy, the Compensation Committee has adopted, as part of the 1992 Equity Incentive Plan, a PARS plan (the "Plan") for certain key executives. Under the Plan, shares of Staples Common Stock are granted to executives in consideration for services. The shares are "restricted" in that they may not be sold or transferred by the executive until they "vest." Staples PARS issued in fiscal 1997 will vest on February 1, 2002 subject to acceleration upon achievement of certain pre-determined earnings per share ("EPS") growth targets over the next two to five fiscal years. Staples' PARS that were issued in fiscal 1996 will vest as of May 1, 1998 as a result of Staples exceeding such PARS's target EPS for fiscal 1997. EPS growth targets are determined by the Compensation Committee and approved by the Board of Directors each year for grants under the Plan in that year. Once the PARS have vested, they become "unrestricted" and may be freely sold or transferred. Generally, the PARS are forfeited if the executive's employment with Staples terminates prior to vesting.

Option Grants

         The following table sets forth certain information concerning grants of stock options during the fiscal year ended January 31, 1998 for each of the Senior Executives.


                        OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------

                                            Individual Grants

----------------------------------------------------------------------------------------------------------------------
                                         Percent of
                                            Total                                   Potential Realizable Value at
                                           Options                               Assumed Annual Rates of Stock Price
                                         Granted to                               Appreciation for Option Term (3)
                          Number Of      Employees      Exercise                --------------------------------------
                           Options       in Fiscal      Price per   Expiration
         Name            Granted (1)        Year        Share (2)      Date        0%          5%            10%
         ----            -----------        ----        ---------      ----        --          --            ---
----------------------------------------------------------------------------------------------------------------------
Thomas G. Stemberg         240,000          3.81%         $15.42      8/28/07      $0     $2,328,000      $5,899,200
----------------------------------------------------------------------------------------------------------------------
John C. Bingleman (4)         --             --             --            --       --         --             --
----------------------------------------------------------------------------------------------------------------------
John J. Mahoney             82,500          1.31%         $15.42      8/28/07      $0     $  800,250      $2,027,850
                           137,500 (5)      2.18%         $17.29     10/30/07      $0     $1,496,000      $3,789,500
----------------------------------------------------------------------------------------------------------------------
Ronald L. Sargent           82,500          1.31%         $15.42      8/28/07      $0     $  800,250      $2,027,850
                           167,500 (6)      2.66%         $17.29     10/30/07      $0     $1,822,400      $4,616,300
----------------------------------------------------------------------------------------------------------------------
Joseph S. Vassalluzzo       52,500          0.83%         $15.42      8/28/07      $0     $  509,250      $1,290,450
                            94,375 (7)      1.50%         $17.29     10/30/07      $0     $1,026,800      $2,600,975
----------------------------------------------------------------------------------------------------------------------

(1) All amounts reflect the three-for-two stock split effected on January 30, 1998. Except as otherwise noted, each of the options granted becomes exercisable in full on the third anniversary of the date of grant, provided that the optionee continues to be employed by Staples on such date. The exercisability of the options is accelerated under certain circumstances. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives."

(2) The exercise price is equal to the fair market value per share of Common Stock on the date of grant.

(3) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holders' continued employment through the option period, and the date on which the options are exercised.

(4) Mr. Bingleman was not granted options or PARS during fiscal 1997 as a result of his assumption of new responsibilities for Staples' international operations. Staples is developing a long-term compensation strategy for certain international executives, including Mr. Bingleman, that is expected to be implemented during fiscal 1998.

(5) Of this number, options for 120,000 shares become exercisable in full on the fifth anniversary of the date of grant, provided that the optionee continues to be employed by Staples on such date.

(6) Of this number, options for 150,000 shares become exercisable in full on the fifth anniversary of the date of grant, provided that the optionee continues to be employed by Staples on such date.

(7) Of this number, options for 90,000 shares become exercisable in full on the fifth anniversary of the date of grant, provided that the optionee continues to be employed by Staples on such date.

Option Exercises and Holdings


         The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended January 31, 1998 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on January 31, 1998.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR END
                          FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------------------------------
                               No. of                          No. of Shares of Common
                              Shares of                           Stock Underlying           Value of Unexercised
                            Common Stock                       Unexercised Options at      In-The-Money Options at
                              Acquired          Value              Fiscal Year End           Fiscal Year End (2)
           Name              On Exercise     Realized (1)     Exercisable/Unexercisable   Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------
Thomas G. Stemberg              900,000       $10,306,109        3,466,405/800,625          $46,298,491/$3,558,852
----------------------------------------------------------------------------------------------------------------------
John C. Bingleman                     0                $0         450,562/327,750          $5,682,194/$1,844,458
----------------------------------------------------------------------------------------------------------------------
John J. Mahoney                       0                $0           0/452,500                   $0/$1,538,918
----------------------------------------------------------------------------------------------------------------------
Ronald L. Sargent               149,999       $ 2,022,833           438,063/565,516         $5,872,589/$2,478,259
----------------------------------------------------------------------------------------------------------------------
Joseph S. Vassalluzzo                 0                $0        1,001,278/308,125          $14,655,594/$1,014,183
----------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on January 31, 1998 ($18.17 per share), less the option exercise price.



Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives

     Staples has entered into Severance Benefit Agreements (the "Severance Agreements") with the Senior Executives. Under the Severance Agreements, which expire May 31, 2000, the Senior Executives would be entitled to continuation of salary and other benefits for (i) 18 months in the case of Mr. Stemberg, and
(ii) 12 months in the case of Messrs. Bingleman, Mahoney, Sargent and Vassalluzzo, following termination of employment by Staples without cause (or "constructive discharge" as provided in the Severance Agreements). Each Senior Executive would receive such benefits for an additional period of six months if such termination occurred within two years following a "change in control" of Staples (as defined in the Severance Agreements). A change in control of Staples also results in a partial acceleration of the exercisability of outstanding options held by the Senior Executives (and all Staples associates) and a discharge without cause (or resignation for good reason) within one year after a change in control results in the acceleration in full of all options and PARS. In the event Mr. Mahoney is terminated without cause within one year after a change of control, Staples would also guarantee to him that the sum of all severance payments plus the total gain realized and realizable upon the sale and/or exercise of his PARS and/or options would equal at least $2,000,000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) under the Exchange Act, Staples believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.


Compensation Committee Interlocks and Insider Participation

     Messrs. Heisey, Nakasone and Trust, all non-employee Directors of Staples, served on the Compensation Committee for the entire fiscal year ended January 31, 1998.


Certain Transactions

     Staples has a policy that transactions and loans, if any, between Staples and its officers, Directors and affiliates will be on terms no less favorable to Staples than could be obtained from unrelated third parties and will be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors. In addition, this policy mandates that Staples may make loans to such officers, Directors and affiliates for bona fide business purposes only.

Compensation Committee Report on Executive Compensation

     Staples' executive compensation program is administered by the Compensation Committee composed of the non-employee Directors listed below. Staples' executive compensation program is designed to retain and reward executives who are responsible for leading Staples in achieving its business objectives. All decisions by the Compensation Committee relating to the compensation of Staples' executive officers are reviewed by the full Board. This report is submitted by the Compensation Committee and addresses Staples' compensation policies for fiscal 1997 and forward as they affected the Chief Executive Officer and the other executive officers of Staples.

Compensation Philosophy

     The objectives of the executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of Staples' stockholders, (ii) motivate and reward high levels of performance,
(iii) recognize and reward the achievement of Company and/or business unit goals, and (iv) enable Staples to attract, retain and reward executive officers who contribute to the long-term success of Staples.

     The Committee's executive compensation philosophy is that a significant portion of executive compensation should be tied directly to the performance of Staples as a whole. The base salaries paid to executives are targeted by the Committee to fall at or below the 40th percentile of the pay practices of publicly traded companies in the retail industry (including companies in the Standard & Poor's Retail Composite Index contained in the stock performance graph on page 21), as determined by The Hay Group ("Hay"), an international compensation and human resource consulting firm. The Committee seeks, however, to provide its executives with opportunities for compensation substantially higher than base salary through performance-based bonuses, stock options and Performance Accelerated Restricted Stock ("PARS"). The Committee also believes that bonus awards tied to achievement of pre-approved performance goals serve as an influential motivator to its executives and help to align the executives' interests with those of the stockholders of Staples. The Committee also continues to believe that a substantial portion of the compensation of Staples' executives should be linked through Staples' stock option and PARS program to the success of Staples' stock in the marketplace. Stock options and PARS further align the interests of management and stockholders and assist in the retention of valued executives.


Status of the Executive Compensation Program

     Based on information provided by Hay and consistent with Staples' objectives and philosophy, the Committee targeted total annual compensation (salary, cash bonus and stock) to fall above the median for total annual compensation for similar positions in the group of retail companies used in the Hay study.

o Salaries: The Compensation Committee targets base annual salary for executive officers including the Senior Executives to be at the 40th percentile of the annual base salary for comparable positions in the Hay study group.

o Bonus: Each of Staples' executive officers, including the Senior Executives, was eligible to participate in Staples' executive bonus plan in fiscal 1997 (the "Bonus Plan"). The Bonus Plan provided for the payment of a range of cash bonuses to executive officers based on "stretch" objectives relating to company-wide earnings per share and customer service goals.

     The earnings per share and customer service goals for the Bonus Plan were determined by the Committee and approved by the Board of Directors at the beginning of fiscal 1997. In each case, these bonus goals represented "stretch" objectives, requiring performance in excess of amounts set for budget purposes to achieve target bonus payouts. The Committee established target bonus payouts for executives in an attempt to bring the cash portion of total annual compensation (base salary plus target bonus) to approximately the median of the cash compensation paid to the Hay comparison group.

     For fiscal 1997, Staples met its earnings per share and customer service budget amounts and exceeded stretch objectives for earnings per share.

o Stock Options: In addition to base salary and bonus, Staples' executives are also granted annually performance-based long-term incentives represented by stock options, which have been valued using a modified Black-Scholes methodology. The exercise price of all options granted is the fair market value of the Common Stock on the date of grant. In general, the options granted under the option program since September 1, 1994 vest in full on the third anniversary of the date of grant to further encourage retention and promote identity of interest with Staples' stockholders. Certain executives were granted additional options as an inducement to join Staples or in recognition of promotions or special achievement. In addition, certain Senior Executives were granted special options in October 1997, vesting at the end of five years, in recognition of increased responsibilities due to management restructuring.

o Performance Accelerated Restricted Stock (PARS): In order to maintain Staples' high risk-high reward philosophy, to help retain key executives, maintain a focus on stockholder returns and deliver the possibility of total direct compensation above the median of the Hay comparison group, the Committee has adopted the use of PARS for certain key management, including its executive officers. The shares are "restricted" in that they may not be sold or transferred by the executive until they "vest". Staples' PARS issued in fiscal 1997 will vest on February 1, 2002 subject to acceleration if Staples achieves certain pre-determined compound EPS growth over the next two to five fiscal years. EPS growth targets are determined by the Committee and approved by the Board of Directors each year for grants of PARS in that year. Once the PARS have vested, they become "unrestricted" and may be sold or transferred.

     Mr. Bingleman was not granted options or PARS during fiscal 1997 as a result of his assumption of new responsibilities for Staples' international operations. Staples is developing a long-term compensation strategy for certain international executives, including Mr. Bingleman, that is expected to be implemented during fiscal 1998.

     Mr. Stemberg, Staples' Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Staples executives, and his total annual compensation, including compensation derived from Staples' bonus program and stock option/PARS program, was set by the Committee in accordance with the same criteria. Mr. Stemberg's annual salary was increased in fiscal 1997 from $450,000 to $600,000. Mr. Stemberg's annual salary remained below the low end of the base salary range recommended by Hay for Staples' Chief Executive Officer position and at the low end of the range of the Hay comparison group. Under the Bonus Plan, Mr. Stemberg was paid a bonus of $446,172 placing his total cash compensation below the median of the Hay comparison group. In fiscal 1997, the Committee granted Mr. Stemberg 55,000 PARS (82,500 after adjustment for the January 30, 1998 stock split) and options to purchase 160,000 shares (240,000 after adjustment for the January 30, 1998 stock split) of Common Stock. These grants were valued and based on the same factors the Committee considered in fixing the size of other executive PARS and stock option grants. Using the Hay valuation for options, total annual compensation to Mr. Stemberg in fiscal 1997 placed him above the median of the Hay comparison group.

Tax Considerations

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to a public company's five most highly-paid executives is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by the stockholders for fiscal 1998 and thereafter. The Committee intends to structure its bonus plan for executive officers to comply with Section 162(m) and has adopted such a performance based plan - the Executive Officer Incentive Plan - which is being submitted for stockholder approval (see page 4). The Company's stock option plans are performance based, and accordingly, comply with Section 162(m). Finally, while the Company's PARS program has a significant performance component, it cannot be qualified under 162(m) without compromising valuable executive incentives which the Committee believes outweigh any tax benefit to the Company.


         Compensation Committee:    Robert C. Nakasone, Chairman
                                    W. Lawrence Heisey
                                    Martin Trust

Stock Performance Graph


     The following graph compares the cumulative total stockholder return on the Common Stock of Staples between January 30, 1993 and January 31, 1998 (the end of fiscal 1997) with the cumulative total return of (i) Standard & Poor's 500 Composite Index and (ii) the Standard & Poor's Retail Store Composite Index. This graph assumes the investment of $100.00 on January 30, 1993 in Staples' Common Stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Retail Store Composite Index, and assumes dividends are reinvested. Measurement points are January 29, 1994, January 28, 1995, February 3, 1996, February 1, 1997 and January 31, 1998 (Staples' last five fiscal year ends).



[LINE CHART]

                          TOTAL RETURN TO STOCKHOLDERS

                              Dividends Reinvested


                      30-Jan-93   29-Jan-94    28-Jan-95   3-Feb-96   1-Feb-97   31-Jan-98
                      ---------   ---------    ---------   --------   --------   ---------
SPLS                    100.00      107.12      141.74      223.56      269.59     358.36
S&P Retail Composite    100.00       93.05       86.25       92.20      106.88     118.19
S&P 500                 100.00      109.10      107.20      144.91      179.17     182.32

[/LINE CHART]

                                  STAPLES, INC.
P                                                                              P
R        Proxy for the Annual Meeting of Stockholders to be held               R
O                            on June 4, 1998                                   O
X                                                                              X
Y      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS             Y
                            OF THE COMPANY


     The undersigned, revoking all prior proxies, hereby appoint(s) Thomas G. Stemberg, John J. Mahoney and Peter M. Schwarzenbach, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Fleet Bank, 8th Floor Conference Center, 75 State Street, Boston, Massachusetts, on Thursday, June 4, 1998 at 2:00 p.m., local time, and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3 and 4. Attendance of the undersigned at the meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.
--------------------------------------------------------------------------------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
--------------------------------------------------------------------------------

|-----|
|  X  |
|-----|

Please mark
votes as in
this example

           MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 and 4.

1. To elect W. Lawrence Heisey, James L. Moody, Jr., Martin Trust and Paul F. Walsh as Class 1 Directors (except as marked below).

                      FOR                      WITHHELD
                    |-----|                     |-----|
                    |     |                     |     |
                    |-----|                     |-----|


|-----|
|     |
|-----|
        ------------------------------------------------------------------------
        For all nominees except as noted above


2. To approve the Company's 1998 Employee Stock Purchase Plan.

   FOR                     AGAINST                     ABSTAIN

|-----|                    |-----|                     |-----|
|     |                    |     |                     |     |
|-----|                    |-----|                     |-----|


3. To approve the Company's Executive Officer Incentive Plan.

   FOR                     AGAINST                     ABSTAIN
|-----|                    |-----|                     |-----|
|     |                    |     |                     |     |
|-----|                    |-----|                     |-----|


4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current year.

   FOR                     AGAINST                     ABSTAIN
|-----|                    |-----|                     |-----|
|     |                    |     |                     |     |
|-----|                    |-----|                     |-----|


MARK HERE IF YOU PLAN TO ATTEND THE MEETING            |-----|
                                                       |     |
                                                       |-----|

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          |-----|
                                                       |     |
                                                       |-----|

     Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

Signature: ___________________________      Date: __________________________

Signature: ___________________________      Date: __________________________